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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             SOUTHERN ENERGY, INC.

                  1. The name of the corporation is Southern Energy, Inc. The Corporation was originally incorporated under the name "SEI Holdings, Inc." The original Certificate of Incorporation of the corporation was filed with the Secretary of the State of Delaware on April 20, 1993.

                  2. This Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (the "DGCL"). In connection with such amendment, and simultaneously with the effectiveness thereof, the par value of all shares of stock of the corporation (both outstanding shares and authorized but unissued or treasury shares) shall be decreased from $1.00 per share to $0.01 per share and such shares shall be designated as shares of Common Stock of such par value, as authorized by this Restated Certificate of Incorporation. The sole stockholder of the Corporation adopted this Restated Certificate of Incorporation by written consent in accordance with Section 228 of the DGCL.

                  The certificate of incorporation of the corporation is hereby restated and integrated and further amended to read in its entirety as follows:

                  FIRST. The name of the corporation is Southern Energy, Inc.

                  SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

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                  THIRD. The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 2,125,000,000, of which 2,000,000,000 shares of the par value of $0.01 per share shall constitute a class designated as Common Stock and 125,000,000 shares of the par value of $0.10 per share shall constitute a class designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, which may include but shall not be limited to any of the following:

                  (a) the distinctive serial designation of such series which shall distinguish it from other series;

                  (b)      the number of shares included in such series;

                  (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid, the means and types of property that may be used in making any such payment and the date or dates upon which such dividends shall be payable;

                 (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;


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                  (e)      the amount or amounts which shall be payable out of
         the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation, and the relative rights of priority, if any, of payment of the shares of such series;

                  (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                  (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                  (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                  (i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.


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                  Subject to the rights of the holders of any series of
Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted. Upon the filing and effectiveness (the "Effective Time") of a Restated Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware to reflect the addition of this paragraph to Article FOURTH of the corporation's certificate of incorporation, each share of the corporation's common stock, $1.00 par value per share, issued and outstanding or held in treasury immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified as and changed and converted into one(1) validly issued, fully paid, and non-assessable share of Common Stock, without any action by the holder thereof. Each certificate that prior to the Effective Time represented a share or shares of Old Common Stock shall thereafter represent that number of shares of Common Stock into which the share or shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each record holder of a certificate or certificates that prior to the Effective Time represented a share or shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such record holder is entitled pursuant to the foregoing reclassification.

                  FIFTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any bylaw whether or not adopted by them at a


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meeting duly called for that purpose. In addition to any other affirmative vote or written consent required by applicable law, this Article FIFTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                  SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

                  SEVENTH. The number of directors of the corporation shall be not less than two nor more than twenty-one, as may be fixed from time to time by resolutions duly adopted by the board of directors. Effective upon and commencing as of the day following the day on which The Southern Company, a Delaware Corporation ("Southern"), and any company that is directly or indirectly controlled by Southern and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Southern, shall first cease to be the holder, in the aggregate, of at least 33 1/3% of the then issued and outstanding shares of Common Stock, the directors of the corporation shall by resolution divide the board into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors to expire at the first annual meeting of stockholders thereafter, the initial term of office of the second class of such directors to expire at the second annual meeting of stockholders thereafter and the initial term of office of the third class of such directors to expire at the third annual meeting of stockholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such


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annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier resignation or removal. Effective upon and commencing as of the day following the day on which Southern, and any company that is directly or indirectly controlled by Southern and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Southern, shall first cease to be the holder, in the aggregate, of at least 33 1/3% of the then issued and outstanding shares of Common Stock, no director may be removed except for cause. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors or by the sole remaining director in office. In the event of the death, resignation, retirement, removal or disqualification of a director during his or her elected term of office, his or her successor shall serve until the next stockholders' meeting at which directors of such class are elected, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. In addition to any other affirmative vote or written consent required by applicable law, this Article SEVENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                  EIGHTH. Effective upon and commencing as of the day following the day on which Southern, and any company that is directly or indirectly controlled by Southern and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by Southern, shall first cease to be the holder, in the aggregate, of at least a majority of the then outstanding shares of Common Stock (the "Trigger Date"), and except as otherwise


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provided pursuant to provisions of the certificate of incorporation of the corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

                  Effective upon and commencing as of the Trigger Date, except as otherwise provided pursuant to provisions of the certificate of incorporation of the corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock, special meetings of stockholders of the corporation of any class or series of capital stock for any purpose or purposes may be called only by the Chairman, President or a majority of the board of directors pursuant to a resolution stating the purpose or purposes thereof and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

                  In addition to any other affirmative vote or written consent required by applicable law, this Article EIGHTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                  NINTH. A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware


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General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

                  TENTH. Certain Transactions With Stockholders and Corporate Opportunities.

                  (a)      Certain Acknowledgments; Certain Fiduciary Duties.

                  In anticipation (i) that the corporation will cease to be a wholly owned subsidiary of Southern, but that Southern will remain a stockholder of the corporation and have continued contractual, corporate, and business relations with the corporation, and in anticipation that the corporation and Southern may enter into contracts and/or otherwise transact business with each other and that the corporation may derive benefits therefrom, (ii) that directors, officers and/or employees of Southern and/or of its Affiliated Companies (as defined below in this Article TENTH) may serve as directors and/or officers of the corporation, (iii) that Southern and/or its Affiliated Companies engage and are expected to continue to engage in the same, similar or related lines of business as those in which the corporation, directly or indirectly, may engage and/or other business activities in each case that may overlap with or compete with those in which the corporation and its Affiliated Companies, directly or indirectly, may engage, and that Southern and/or its Affiliated Companies may compete with the corporation in any of such business lines and/or business activities and with respect to business opportunities relating to any such business lines and/or business activities, (iv) that the corporation and its Affiliated Companies may engage in material business transactions with Southern and its Affiliated Companies, and (v) that, as a consequence of the foregoing, it is in the best interests of the corporation that the respective rights and duties of the corporation and of Southern and their


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Affiliated Companies, and the duties of any directors or officers of the corporation who are also directors, officers or employees of Southern or its Affiliated Companies, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for, both the corporation and its Affiliated Companies, on the one hand, and Southern and its Affiliated Companies, on the other hand, the provisions of this Article TENTH shall regulate and define the conduct of certain of the business and affairs of the corporation in relation to Southern and its Affiliated Companies. Any contract or business relation that does not comply with the procedures set forth in this Article TENTH, shall not by reason thereof be deemed void or voidable or unfair or result in any breach of fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the corporation or constitute derivation of any improper personal benefit, but shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the by-laws of the corporation, the General Corporation Law of the State of Delaware and other applicable law.

                  (b)      Certain Agreements and Transactions Permitted.

                  No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the corporation and Southern or between the corporation and one or more of the directors or officers of the corporation, Southern, or any of its Affiliated Companies or between the corporation and any Affiliated Company shall be void or voidable or be considered to be unfair to the corporation solely for the reason that Southern, any Affiliated Company, or any one or more of the officers or directors of the corporation, Southern, or any Affiliated Company are parties thereto, or because any such directors or officers are present at or participate in any meeting of the board of directors or committee thereof which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification


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or termination thereof), or because his, her or their votes are counted for such purpose. Further, no such agreement (or the amendment, modification or termination thereof), or the performance thereof by the corporation or by Southern, or by any Affiliated Company thereof, shall be considered to be for any of the foregoing reasons contrary to (x) any fiduciary duty that Southern or any Affiliated Company thereof may owe to the corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the corporation or any Affiliated Company thereof by reason of Southern or any Affiliated Company thereof being a controlling stockholder of the corporation or participating in the control of the corporation or of any Affiliated Company thereof; or (y) any fiduciary duty of any director or officer of the corporation or of any Affiliated Company thereof who is also a director, officer or employee of Southern or any Affiliated company thereof to the corporation or such Affiliated Company, or to any stockholder thereof; and Southern, any Affiliated Company, and such directors and officers shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the corporation and shall be deemed not to have breached their duties of loyalty to the corporation and its stockholders and not to have derived an improper personal benefit therefrom, if any of the following conditions shall have been satisfied:

         (i) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) shall have been entered into before the corporation ceased to be a wholly owned subsidiary of Southern and continued in effect in respect of any such transaction or opportunity after such time; or

         (ii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the board of directors or the committee thereof which authorizes the contract, agreement, arrangement or


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transaction (or the amendment, modification or termination thereof), and the board of directors or such committee authorizes and approves the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) (a) by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) by the affirmative vote of a majority of the members of a committee constituted solely of members who are not Interested Persons (as hereinafter defined) in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination or (c) by one or more officers or employees of the corporation (including officers or employees of the corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the corporation) who in each case is not an Interested Person in respect of such contract, agreement, arrangement, transaction, amendment, modification or termination and to whom the authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been delegated either by the board of directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by the board of directors or by a committee of the board of directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this subparagraph for approval of such contract, agreement, arrangement, transaction, amendment, modification or termination by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such contract, agreement, arrangement, transaction, amendment, modification or termination has been so delegated; or

         (iii) the material facts as to the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) are disclosed or are known to the holders of


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voting stock entitled to vote thereon, and the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof) is approved by vote of the holders of a majority of the then outstanding voting stock not owned by Southern or a Affiliated Company, as the case may be; or

         (iv) such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders of the corporation; or

         (v) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clauses (i), (ii), (iii) or (iv) of this Section, such transaction shall have been approved or ratified by (a) the board of directors of the corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (b) by a committee of the board of directors of the corporation constituted solely of members who are not Interested Persons in respect of such transaction or (c) by one or more officers or employees of the corporation (including officers or employees of the corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the board of directors by the same affirmative vote required by subclause (a) of this subparagraph for approval of such transaction of the board of directors or a committee of the board of directors constituted as provided by and acting by the same affirmative vote as required by subclause (b) of this


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subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the corporation or such Affiliated Company thereof, on the one hand, and Southern or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the board of directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

         (vi) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was fair to the corporation as of the time it was entered into by the corporation; or

         (vii) in the case of any such transaction that was not entered into in the performance of a contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) that satisfied the requirements of clause (i), (ii), (iii) or (iv) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the corporation entitled to vote thereon and who do vote thereon, exclusive of Southern and any Affiliated Company thereof and any Interested Person in respect of such transaction.

                  Neither Southern nor any Affiliated Company thereof, as a stockholder of the corporation or participant in control of the corporation, shall have or be under any fiduciary duty to refrain from entering into any contract, agreement, arrangement or transaction (or the


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amendment, modification or termination thereof) or participating in any transaction that meets the requirements of any of clauses (i), (ii), (iii),
(iv), (v), (vi) or (vii) of the immediately preceding sentence and no director, officer or employees of the corporation who is also a director, officer or employee of Southern or any Affiliated Company thereof shall have or be under any fiduciary duty to the corporation to refrain from acting on behalf of the corporation or any Affiliated Company thereof in respect of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) or performing any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) in accordance with its terms. Directors of the corporation who are also directors or officers of Southern or any Affiliated Company may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract, agreement, arrangement, or transaction (or the amendment, modification or termination thereof). Voting stock owned by Southern and any Affiliated Companies thereof may be counted in determining the presence of a quorum at a meeting of stockholders which authorizes the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof). Any person purchasing or otherwise acquiring any shares of capital stock of the corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article TENTH. The failure of any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the corporation or an Affiliated Company thereof, on the one hand, and Southern or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article TENTH shall not, by itself, cause such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) to constitute any breach of any fiduciary duty to the corporation or to any Affiliated Company


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thereof, or, any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the corporation or such Affiliated Company thereof or by any director or officer of the corporation.

                  For purposes of this Article TENTH, any contract, agreement, arrangement, or transaction (or amendment, modification, or termination thereof) with any corporation, partnership, joint venture, association, or other entity in which the corporation owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests, or similar ownership interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the corporation.

                  (c)      Certain Corporate Opportunities.

         Southern and/or its Affiliated Companies shall have no duty to refrain from engaging in the same or similar activities or lines of business as the corporation, and except as provided below, neither Southern and/or its Affiliated Companies nor any officer, director or employee thereof shall be liable to the corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Southern and/or its Affiliated Companies or of such person. In the event that Southern acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Southern (and/or its Affiliated Companies) and the corporation (and/or its Affiliated Companies), Southern shall have no duty to communicate or offer such corporate opportunity to the corporation and/or its Affiliated Companies and shall not be liable to the corporation or its stockholders for breach of any fiduciary duty as a stockholder of the corporation by reason of the fact that Southern pursues or acquires such corporate opportunity for itself or for its Affiliated Companies, directs such corporate opportunity to another person


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(including one or more of its Affiliated Companies), or does not communicate information regarding such corporate opportunity to the corporation.

         In the event that a director or officer of the corporation (and/or one or more of its Affiliated Companies), who is also a director or officer of Southern and/or one or more of its Affiliated Companies, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the corporation (and/or one or more of its Affiliated Companies) and Southern (and/or one or more of its Affiliated Companies), such director or officer shall have fully satisfied and fulfilled his or her fiduciary duty to the corporation and its stockholders with respect to such corporate opportunity, and shall not be liable to the corporation or its stockholders for breach of any fiduciary duty by reason of the fact that Southern pursues or acquires such corporate opportunity for itself or its Affiliated Companies or directs such corporate opportunity to another person (including one or more of its Affiliated Companies) or does not communicate information regarding such corporate opportunity to the corporation, if such director or officer acts consistent with the following: a corporate opportunity offered to any person who is a director or officer of the corporation and/or one or more of its Affiliated Companies, and who is also a director or officer of Southern and/or its Affiliated Companies, shall belong to the corporation and/or one or more of its Affiliated Companies if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the corporation and/or one or more of its Affiliated Companies. If such opportunity is not expressly offered to such person solely in such capacity, the opportunity shall belong solely to Southern and/or one or more of its Affiliated Companies.


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                  (d)      Certain Definitions.

                  For purposes of this Article TENTH, the following definitions shall apply:

                  "Affiliated Company" shall mean in respect of Southern, any company which is controlled by Southern, controls Southern or is under common control with Southern (other than the corporation and any company that is controlled by the corporation), and in respect of the corporation shall mean any company controlled by the corporation.

                  "Interested Person" in respect of an agreement or transaction referred to in this Article TENTH shall mean any director, officer or employee of Southern or an Affiliated Company thereof and any person who has a financial interest that is material to such person in Southern or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of Southern or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the corporation or an Affiliated Company thereof in respect of the contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) either in the specific instance by, or pursuant to a policy adopted by, the board of directors of the corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of Southern or any Affiliated Company thereof or a committee of the board of directors of the corporation constituted solely of members who are not directors, officers or employees of Southern or any Affiliated Company thereof by the affirmative vote of a majority of such committee.


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                  The provisions of this Article TENTH shall have no further force or effect at such time as Southern and any company controlling, controlled by or under common control with Southern shall first cease to be the owner, in the aggregate, of stock representing 20% or more of the votes entitled to the cast by the holders of all the then outstanding shares of stock entitled to vote; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof) between the corporation or an Affiliated Company thereof and Southern or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of any such contract, agreement, arrangement or transaction (or the amendment, modification or termination thereof), whether entered into before or after such time, or (ii) any transaction entered into between the corporation or an Affiliated Company thereof and Southern or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

                  In addition to any other affirmative vote or written consent required by applicable law, this Article TENTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than sixty six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of stock of the corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

                  IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of incorporation to be duly executed this 22nd day of August, 2000.


                               Southern Energy, Inc.



                               By: /s/ Elizabeth B. Chandler
                                   ------------------------------------------
                               Name: Elizabeth B. Chandler
                               Title: Vice President and Corporate Secretary


                                     - 19 -